Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

First Priority Financial Corp.

Malvern, Pennsylvania

We hereby consent to the incorporation by reference this Form 8-K/A of First Priority Financial Corp. of our report dated March 19, 2012, relating to the consolidated financial statements of Affinity Bancorp, Inc., and Subsidiary as of December 31, 2011 and 2010 and for the years then ended, which appears in Amendment No. 6 to the Form S-4 Registration Statement of First Priority Financial Corp.

/s/ Herbein+Company, Inc.

Reading, Pennsylvania
March 18, 2013